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                                                                     Exhibit 5.1


                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                                   Suite 2400
                            New York, New York 10020



                                 April 14, 1999


Harvard Industries, Inc.
3 Werner Way
Lebanon, New Jersey 08833

Ladies and Gentlemen:

        You have requested our opinion as counsel to Harvard Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4, No. 333-71137 (the "Registration Statement") relating to the proposed offer to exchange (the "Exchange Offer") the Company's 14 1/2% Senior Secured Notes due 2003 (the "New Notes"), for all outstanding 14 1/2% Senior Secured Notes due 2003 of the Company, such New Notes to be issued pursuant to an Indenture, dated as of November 24, 1998 (the "Indenture"), by and among the Company, certain of its subsidiaries (the "Subsidiary Guarantors") and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"). Payment of the New Notes will be guaranteed by the Subsidiary Guarantors in accordance with the terms of the Indenture (the "Subsidiary Guarantees" and, together with the New Notes, the "Securities").

        We have participated in the preparation of the Registration Statement and, in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein. In making our examination of documents executed by parties other than the Company and its subsidiaries, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Company.

        Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

        1. The Company is a corporation validly existing in good standing under the laws of the State of Delaware.

        2. The Securities have been duly authorized, and when issued, assuming due authentication of the New Notes by the Trustee, will be valid and binding obligations of the Company or the respective Subsidiary Guarantors, as the case may be, enforceable against them in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer,


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Harvard Industries, Inc.
April 14, 1999
Page 2


reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

       The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and the general corporate law of the State of Delaware, and do not purport to express any opinion on the laws of any other jurisdiction.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Validity of the Notes" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

       Except to the extent provided in the preceding paragraph, this opinion is rendered solely to the Company in connection with the Exchange Offer and may not be relied upon by, nor may copies be delivered to, any other person or entity for any purpose without our prior written consent.

                                    Very truly yours,


                                    SONNENSCHEIN NATH & ROSENTHAL


                                    By: /s/ PHILIP A. HABER
                                        -----------------------
                                            Philip A. Haber